Contact: Jon Anderson, Actel Corporation (650) 318-4445

For Release: February 1, 2007 @ 1:30 P.M. PT

ACTEL ANNOUNCES FOURTH QUARTER 2006 REVENUES

Mountain View, Calif. – Actel Corporation (NASDAQ: ACTL) today announced net revenues for the fourth quarter of 2006, which ended December 31, 2006. No additional financial results for the fourth quarter will be available until after the ongoing review of the Company’s historical stock option practices and related accounting has been completed.

Net revenues for the fourth quarter of 2006 were $48.2 million, up 10 percent from the fourth quarter of 2005 and down one percent from the third quarter of 2006. For the full fiscal year, net revenues were $190.5 million, up six percent from fiscal 2005.

Revenue Outlook – First Quarter 2007

The Company believes that first quarter revenues will be flat sequentially, plus or minus two percent.

Stock Option Review

As previously announced:

A Special Committee of Actel’s Board of Directors, composed of independent directors and assisted by independent counsel, is reviewing Actel’s historical stock option grant practices and related accounting;

Actel voluntarily informed the staff of the Securities and Exchange Commission (SEC) about the internal review;

Actel has received notices from The Nasdaq Stock Market (Nasdaq) of Staff determinations that Actel is not in compliance with certain requirements for continued listing; and

Actel’s management has concluded that the Company may need to restate its historical financial statements to record additional non-cash and potentially other charges related to past stock option grants.

Actel is cooperating with the SEC in its informal inquiry. At a hearing to appeal the Nasdaq Staff’s determinations held on January 11, 2007, the Company requested an extension of the deadline to file its delinquent Quarterly Report on Form 10-Q for the quarter ended October 1, 2006 (Form 10-Q), until April 11, 2007.

The Company will not announce full financial results for the third quarter of 2006 until it files the Form 10-Q, or full financial results for the fourth quarter of 2006 or the 2006 fiscal year until it files its Annual Report on Form 10-K for the year ended December 31, 2006 (Form 10-K), after completion of the review. Actel currently plans to file the Form 10-Q and Form 10-K by April 11, 2007.

The statement under the heading “Revenue Outlook – First Quarter 2007” and certain statements under the heading “Stock Option Review” are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the statement regarding Actel’s plans to file its Form 10-Q and Form 10-K. Actual results may differ materially from those indicated in the forward-looking statements due to many factors, including the results and findings of the reviews by the Special Committee and the SEC and the effect of such results or findings on Actel’s financial statements. Other potential consequences include modifications in the amount and timing of previously awarded stock-based compensation; the recording of additional expenses; Actel’s continued inability to file required reports with the SEC and/or to meet the listing requirements of Nasdaq; claims and proceedings relating to such matters, including shareholder litigation and action by the SEC and/or other governmental agencies; and negative tax or other implications resulting from any accounting adjustments or other factors. In addition, there can also be no assurance that Nasdaq will grant Actel’s request for continued listing of its shares of Common Stock. Actel does not assume, and expressly disclaims, any duty to update the forward-looking statements or risk factors.

Editor’s Note: The Actel name and logo are trademarks of Actel Corporation.

ACTEL CORPORATION

NET REVENUES
(unaudited, in thousands except percentages)

	Three Months Ended			Fiscal Year Ended
	Dec 31, 2006	Jan. 1, 2006	Oct. 1, 2006	Dec 31, 2006	Jan. 1, 2006
Net revenues	$48,247	$43,708	$48,577	$190,533	$179,397

Revenue By Geographic Region :
North America	47%	51%	55%	51%	56%
Europe	27%	30%	25%	27%	27%
Asia Pacific/Row	26%	19%	20%	22%	17%

Revenue By Market Segment :
Communication.....................	16%	21%	19%	19%	21%
Consumer	9%	5%	10%	8%	7%
Industrial	41%	34%	39%	39%	31%
Aero/Military	34%	40%	32%	34%	41%

Revenue By Channel :
OEM	21%	35%	22%	23%	36%
Distribution	79%	65%	78%	77%	64%

Revenue By Product Category :
*New	35%	41%	41%	37%	41%
Mature	65%	59%	59%	63%	59%

*New products are defined as eX, SX-A, ProASIC Plus, ProASIC3, AX, RTSX-SU, RTAX-S, IGLOO, Fusion and ASIC conversion product families.